Free Writing Prospectus for

RAMP Series 2006-EFC1 Trust

(Filed pursuant to Rule 433; SEC File No. 333-125485)

GMAC RFC (GRAPHIC OMITTED)

EQUIFIRST (GRAPHIC OMITTED)

Free Writing Prospectus

Part I of II

$593,225,000 (Approximate)

RAMP Series 2006-EFC1 Trust

Issuing Entity

EquiFirst Corporation

Originator

Residential Asset Mortgage Products, Inc.

Depositor

Residential Funding Corporation

Master Servicer and Sponsor

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006- EFC1

January 18, 2006

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:	Pricing Date:	On or about January 20, 2006
	Settlement Date:	On or about January 27, 2006
	First Payment Date:	February 27, 2006

Structure:	Fixed and ARMs:	$610,000,000 Senior / Subordinated structure
	Rating Agencies:	Moody's and S&P

Statement Regarding Assumptions as to Certificates, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT www.sec.gov. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The certificates may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such security or any similar security and RFSC's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuing entity for the applicable series and the availability of such security when, as and if issued by the issuing entity . You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that certificates may not be issued that have the characteristics described in these materials. RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

 The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

RAMP Series 2006-EFC1

$593,225,000 (Approximate)

Characteristics of the Certificates

Preliminary Offered Certificates
Class	Approximate Size(1)	Interest Type	Principal Type	Expected WAL (yrs)(2) Call/Mat	Expected Principal Window (months)(2) Call/Mat	Final Scheduled Distribution Date(6)	Expected rating (Moody's / S&P)
A-1 (3)	$223,093,000	Floating	SEQ	1.00 / 1.00	1 - 21 / 1 - 21	May-2026	Aaa/AAA
A-2 (3) (4)	231,141,000	Floating	SEQ	3.00 / 3.03	21 - 75 / 21 - 88	Apr-2035	Aaa/AAA
A-3 (3) (4)	22,786,000	Floating	SEQ	6.24 / 9.75	75 - 75 / 88 - 174	Feb-2036	Aaa/AAA
M-1 (3) (4) (5)	24,705,000	Floating	MEZ	4.66 / 5.13	45 - 75 / 45 - 146	Feb-2036	Aa1/AA+
M-2 (3) (4) (5)	21,960,000	Floating	MEZ	4.53 / 4.98	42 - 75 / 42 - 139	Feb-2036	Aa2/AA
M-3 (3) (4) (5)	14,335,000	Floating	MEZ	4.46 / 4.89	41 - 75 / 41 - 131	Feb-2036	Aa3/AA-
M-4 (3) (4) (5)	10,980,000	Floating	MEZ	4.42 / 4.83	40 - 75 / 40 - 125	Feb-2036	A1/A+
M-5 (3) (4) (5)	10,980,000	Floating	MEZ	4.40 / 4.78	39 - 75 / 39 - 120	Feb-2036	A2/A
M-6 (3) (4) (5)	9,760,000	Floating	MEZ	4.38 / 4.73	39 - 75 / 39 - 113	Feb-2036	A3/A-
M-7 (3) (4) (5)	9,760,000	Floating	MEZ	4.35 / 4.65	38 - 75 / 38 - 106	Feb-2036	Baa1/BBB+
M-8 (3) (4) (5)	7,625,000	Floating	MEZ	4.35 / 4.57	38 - 75 / 38 - 97	Feb-2036	Baa2/BBB
M-9 (3) (4) (5)	6,100,000	Floating	MEZ	4.33 / 4.45	37 - 75 / 37 - 88	Feb-2036	Baa3/BBB-
Total	$593,225,000

Notes:

  Class sizes subject to a 10% variance.
  Pricing Speed Assumption:

  Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
  ARMs: 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30%

  CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

  The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
  If the 10% optional call is not exercised, the margin on the Class A-2 and Class A-3 Certificates will double and the margin on the Class M Certificates will increase by a 1.5x multiple, in each case beginning on the second Distribution Date after the first possible optional call date.
  The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.
  For the Class A-1 and Class A-2 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any Distribution Date. For the Class A-3 and Class M Certificates, the Final Scheduled Distribution Date is the Distribution Date in the month following the maturity of the latest maturing Mortgage Loan

Issuing Entity: RAMP Series 2006-EFC1 Trust.

Certificates: The Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates") are backed by first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans").

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the "Class M Certificates" and together with the Class A Certificates, the "Offered Certificates"). The Offered Certificates will be offered pursuant to the Prospectus Supplement described below.

Underwriters: Residential Funding Securities Corporation and Banc of America Securities LLC.

Yield Maintenance

Agreement Provider: Bear Stearns Bank PLC

Depositor: Residential Asset Mortgage Products, Inc. ("RAMP"), an affiliate of Residential Funding Corporation.

Trustee: U.S. Bank National Association

Master Servicer: Residential Funding Corporation (the "Seller", "Master Servicer" or "Residential Funding"), an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc.

Subservicer: Primary servicing will be provided by HomeComings Financial Network, Inc. ("HomeComings") with respect to all of the Mortgage Loans. HomeComings is a wholly-owned subsidiary of Residential Funding Corporation.

Cut-off Date: January 1, 2006 after deducting payments due during the month of January 2006.

Settlement Date: On or about January 27, 2006.

Distribution Dates: 25th of each month (or the next business day if such day is not a business day) commencing on February 27, 2006.

Form of Certificates: Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations: For the Class A, Class M-1, Class M-2 and Class M-3 Certificates: $100,000 and integral multiples of $1 in excess thereof; for the Class M-4 through Class M-9 Certificates: $250,000 and integral multiples of $1 in excess thereof.

ERISA Considerations: Subject to considerations described in the prospectus, the Offered Certificates are expected to be eligible for purchase by employee benefit plans or other plans or arrangements that are subject to ERISA or section 4975 of the Internal Revenue Code (collectively, "Plans"), subject to important restrictions described in the prospectus and prospectus supplement. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of such a Plan's acquisition and ownership of such Offered Certificates.

Legal Investments: The Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

Tax Status: One or more REMIC elections.

Mortgage Loans:

    The Mortgage Loans will consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans"). The pool of Mortgage Loans described herein has an approximate aggregate principal balance of $620,791,364 as of the Cut-off Date. On the closing date, the Mortgage Loans will have an approximate aggregate principal balance of $610,000,000 as of the Cut-off Date.

    As of the Cut-off Date, approximately 24.30% of the pool of Mortgage Loans described herein provide for an initial interest only period of up to five years.

Silent Seconds: The mortgaged properties relating to approximately 35.20% of the statistical pool of first-lien Mortgage Loans, which are included in this pool are subject to a second-lien mortgage loan, ("Silent Seconds"), based solely on the information made available to the Depositor. The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds is 89.82%.

RASC KS and RAMP RS

Program Eligible:

As of the Cut-off Date approximately 87.49% of the Mortgage Loans are eligible under the RASC KS program. RFC has established the AlterNet program primarily for the purchase of Mortgage Loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or Mortgage Loans that present certain other risks to investors. The mortgage collateral sellers that participate in this program have been selected by RFC on the basis of criteria set forth in RFC's Client Guide, referred to as the Guide. For those Mortgage Loans that RFC purchased from sellers in this program, each mortgage loan determined by RFC to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the Guide.

As of the Cut-off Date approximately 12.51% of the Mortgage Loans are eligible under the RAMP RS program. RFC has established the "Negotiated Conduit Asset Program" or NCA program. Through the NCA program, RFC seeks to acquire recently originated mortgage loan products with characteristics that do not meet traditional "A" quality credit requirements, which are then securitized under the RAMP shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan with a higher loan-to-value ratio than the credit grade within RFC's "AlterNet" program guidelines allow.

The Originator: EquiFirst Corporation (the "Originator") is a wholly-owned subsidiary of EFC Holdings Corporation ("EFC") and is engaged in the business of originating (or acquiring) and selling nonconforming mortgage loans collateralized by one-to-four family residential properties. The Originator was founded in 1989 and is headquartered in Charlotte, NC. EFC is a wholly owned subsidiary of Regions Financial Corporation, a publicly traded commercial bank holding company.

Performance information for certain EquiFirst Corporation transactions is currently available at www.gmacrfcstaticpool.com.

Prepayment Assumptions:

    Fixed - 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).

    ARMs - 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

Optional Call: If the aggregate principal balance of the Mortgage Loans falls below 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date (the "Optional Call Date"), the master servicer or its designee may terminate the trust. The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

Basis Risk

Shortfall: With respect to any class of the Class A and Class M Certificates and any Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of Class A and Class M Certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

Basis Risk Shortfall

Carry-Forward Amounts: With respect to each class of the Class A and Class M Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

Relief Act Shortfalls: With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Service Members Civil Relief Act, as amended, or any similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid.

Credit Enhancement: A. Subordination.

Credit enhancement for the Class A Certificates will include the subordination of the Class M Certificates. Credit enhancement for the Class M Certificates will include the subordination of each class of the Class M Certificates with a lower payment priority.

Initial Subordination (including the initial Overcollateralization Amount):

Class	Expected rating (Moody's / S&P)	Initial Credit Support	After Step-Down Support

Class A	Aaa/AAA	21.80%	43.60%
Class M-1	Aa1/AA+	17.75%	35.50%
Class M-2	Aa2/AA	14.15%	28.30%
Class M-3	Aa3/AA-	11.80%	23.60%
Class M-4	A1/A+	10.00%	20.00%
Class M-5	A2/A	8.20%	16.40%
Class M-6	A3/AA-	6.60%	13.20%
Class M-7	Baa1/BBB+	5.00%	10.00%
Class M-8	Baa2/BBB	3.75%	7.50%
Class M-9	Baa3/BBB-	2.75%	5.50%

For any class of Certificates, the Initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. The initial Credit Support includes the initial Overcollateralization Amount.

B. Overcollateralization ("OC")

Initial (% Orig.)	2.75%
OC Target (% Orig.)	2.75%
OC Floor (% Orig.)	0.50%
OC Stepdown Target (% Current)	5.50%
OC Holiday	None

      Excess Spread *

      Initially equal to approximately 268 basis points per annum, for the 29 day initial accrual period.

      * - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

      Yield Maintenance Agreement.

Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

Excess Cash Flow

Distributions: On any Distribution Date, the Excess Cash Flow will be allocated among the Certificates as set forth in the Prospectus Supplement in the following order of priority:

      as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A and Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

      as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

      to pay the holders of the Class A and Class M Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

      to pay the holders of Class A and Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on prepayment interest shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

      to pay to the holders of the Class A and Class M Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

      to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Basis Risk Carry-Forward Amounts previously allocated thereto that remain unreimbursed, and then the Class M Certificates, in the order of payment priority, the amount of any Basis Risk Shortfall Carry-Forward Amounts, remaining unpaid as of that Distribution Date;

      to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

      to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Class M Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

      to pay to the holders of the Class SB Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

On any Distribution Date, the amounts described in clause (2) and (3) above will be paid first from Excess Cash Flow for that Distribution Date, other than amounts received by the trustee under the Yield Maintenance Agreement, and second from amounts received by the trustee under the Yield Maintenance Agreement.

Interest Accrual Period: From and including the preceding Distribution Date (for the first accrual period, the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

Pass-Through Rates: On each Distribution Date, the Pass-Through Rate on each class of the Class A and Class M Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Call Date, (1) with respect to the Class A-2 and Class A-3 Certificates, One-Month LIBOR plus 2 times the related margin for such class, and (2) with respect to the Class M Certificates, One-Month LIBOR plus 1.5 times the related margin of such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

Net WAC

Cap Rate: For any Distribution Date, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Net Mortgage Rate: With respect to any Mortgage Loan, the mortgage rate minus (a) the master servicing fee and (b) the sub-servicing fee.

Eligible Master

Servicing Compensation: For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution Date, and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date with respect to the Mortgage Loans. Excess Cash Flow may also be available to cover prepayment interest shortfalls, subject to the priority of distribution for Excess Cash Flow.

Advances: The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loans.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate certificate principal balance of the Class A and Class M Certificates, as of such date, before taking into account distributions of principal to be made on that Distribution Date.

Required

Overcollateralization Amount: With respect to any Distribution Date (i) prior to the Stepdown Date, an amount equal to 2.75% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 5.50% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor or (iii) on or after the related Stepdown Date if a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date. The Required Overcollateralization Amount may be reduced from time to time with notification to the rating agencies.

Overcollateralization Floor: 0.50% of the aggregate stated principal balance of the Mortgage Loans, as of the Cut-Off Date.

Stepdown Date: The earlier to occur of (i) the Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 43.60%.

Overcollateralization

Increase Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) available Excess Cash Flow available for payment of the Overcollateralization Increase Amount on that Distribution Date, as provided in clause (3) under "Excess Cash Flow Distributions" and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization

Reduction Amount: With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) Principal Remittance Amount for that Distribution Date.

Excess Overcollateralization

Amount: With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.

Excess Cash Flow: For any Distribution Date, the sum of (a) the excess of (1) the available distribution amount for that distribution date over (2) the sum of (x) the interest distribution amount for the Certificates for that Distribution Date and (y) the lesser of (i) the aggregate certificate principal balance of the Offered Certificates immediately prior to such Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date to the extent not needed to pay interest on the Offered Certificates on such Distribution Date, (b) any Overcollateralization Reduction Amount and (c) any amounts received by the trust under the Yield Maintenance Agreement for that Distribution Date. Excess Cash Flow may be used to protect the Class A and Class M Certificates against realized losses by making an additional payment of principal up to the amount of the realized losses to the extent described above in "Excess Cash Flow Distributions".

Trigger Event:

(subject to change) A Trigger Event is in effect on any Distribution Date if either (i) the three month average of the related Sixty-Plus Delinquency Percentage, as determined on that Distribution Date and the immediately preceding two Distribution Dates, equals or exceeds [39.00]% of the Senior Enhancement Percentage or (ii) cumulative realized losses on the Mortgage Loans as a percentage of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:

Loss Trigger
Months 25-36	[1.50]% in the first month plus an additional 1/12th of [3.35]% for every month thereafter
Months 37-48	[4.85]% in the first month plus an additional 1/12th of [1.65]% for every month thereafter
Months 49-60	[6.50]% in the first month plus an additional 1/12th of [1.25]% for every month thereafter
Months 61-72	[7.75]% in the first month plus an additional 1/12th of [0.40]% for every month thereafter
Months 73 and thereafter	[8.15]%

Sixty-Plus Delinquency

Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in bankruptcy that are 60 or more days delinquent, foreclosure or REO, over (y) the aggregate stated principal balance of the Mortgage Loans immediately preceding that Distribution Date.

Senior

Enhancement Percentage: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the aggregate Principal Distribution Amount on such Distribution Date, by (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

Principal

Distribution Amount:

On any Distribution Date, the lesser of (a) the excess of (i) the available distribution amount plus for inclusion in Excess Cash Flow for purposes of clause (b)(v) and (vi) in this definition, the amounts received by the trustee under the Yield Maintenance Agreement for that Distribution Date to the extent set forth in clauses (2) and (3) under the "Excess Cash Flow Distributions" above, , over (ii) the interest distribution amount and (b) the aggregate amount described below:

(i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

(ii) the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

(iii) the principal portion of all other unscheduled collections other than subsequent recoveries, received on the Mortgage Loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

(iv) the lesser of (a) subsequent recoveries for that distribution date and (b) the principal portion of any realized losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

(v) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (b) (iv) above on such Distribution Date, and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date as described under "-Excess Cash Flow Distributions" above;

(vi) the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used pursuant to clause (b) (iv) and (v) above on such Distribution Date, and (b) the amount of any Overcollateralization Increase Amount for that Distribution Date, to the extent covered by Excess Cash Flow for that Distribution Date as described under "Excess Cash Flow Distributions" above; and

minus

(vii) the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

(viii) any capitalization reimbursement amount.

In no event will the Principal Distribution Amount on any Distribution Date be less than zero or greater than the outstanding aggregate certificate principal balance of the Class A Certificates and Class M Certificates.

Class A Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the Principal Distribution Amount for that Distribution Date; and

    the excess, if any, of (A) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Principal Remittance

Amount: For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.

Interest

Distributions: Distributions to the holders of the Certificates will be made generally as follows:

From the available distribution amount remaining after payment of certain fees and expenses, distribution of accrued and unpaid interest (less any Prepayment Interest Shortfalls not covered by Eligible Master Servicing Compensation or any Relief Act Shortfalls) to the holders of Certificates, in the following order of priority:

      To each class of the Class A Certificates, on a pro-rata basis, based on the accrued certificate interest accrued thereon

      To the Class M-1 Certificates;

      To the Class M-2 Certificates;

      To the Class M-3 Certificates;

      To the Class M-4 Certificates;

      To the Class M-5 Certificates;

      To the Class M-6 Certificates;

      To the Class M-7 Certificates;

      To the Class M-8 Certificates; and

      To the Class M-9 Certificates.

Principal Distributions:

The Principal Distribution Amount will be distributed as follows:

      To the Class A Certificates, the Class A Principal Distribution Amount, sequentially to the Class A-1, Class A-2 and Class A-3 Certificates in that order, until the certificate principal balances thereof are reduced to zero;

      To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;

      To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the certificate principal balance of the Class M-2 Certificates is reduced to zero;

      To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;

      To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero;

      To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the certificate principal balance of the Class M-5 Certificates is reduced to zero;

      To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the certificate principal balance of the Class M-6 Certificates is reduced to zero;

      To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the certificate principal balance of the Class M-7 Certificates is reduced to zero;

      To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the certificate principal balance of the Class M-8 Certificates is reduced to zero; and

      To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the certificate principal balance of the Class M-9 Certificates is reduced to zero.

Class M-1 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-2 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-3 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-4 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-5 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-6 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-7 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-8 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-9 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-9 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Subordination

Percentage: As to any class of Class A or Class M Certificates, the respective approximate percentage set forth below:

Class	Expected rating (Moody's / S&P)	Subordination %

Class A	Aaa/AAA	56.40%
Class M-1	Aa1/AA+	64.50%
Class M-2	Aa2/AA	71.70%
Class M-3	Aa3/AA-	76.40%
Class M-4	A1/A+	80.00%
Class M-5	A2/A	83.60%
Class M-6	A3/AA-	86.80%
Class M-7	Baa1/BBB+	90.00%
Class M-8	Baa2/BBB	92.50%
Class M-9	Baa3/BBB-	94.50%

Subsequent Recoveries: Subsequent recoveries, net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.

Allocation of Losses: Any realized losses will be allocated or covered as follows:

      By Excess Cash Flow for the related Distribution Date;

      By reduction of the Overcollateralization Amount, until reduced to zero (as further described in the prospectus supplement);

      To the Class M-9 Certificates, until reduced to zero;

      To the Class M-8 Certificates, until reduced to zero;

      To the Class M-7 Certificates, until reduced to zero;

      To the Class M-6 Certificates, until reduced to zero;

      To the Class M-5 Certificates, until reduced to zero;

      To the Class M-4 Certificates, until reduced to zero;

      To the Class M-3 Certificates, until reduced to zero;

      To the Class M-2 Certificates, until reduced to zero;

      To the Class M-1 Certificates, until reduced to zero; and

      To the Class A Certificates, on a pro rata basis, until reduced to zero.

Preliminary

Prospectus: The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Preliminary Prospectus Supplement (together, the "Preliminary Prospectus"). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus. The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus.

Yield Maintenance Agreement

[Subject to Change]

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with Bear Stearns Bank PLC (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on (i) an amount equal to the lesser of (a) the notional amount set forth in the related table below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.40% beginning with the Distribution Date in February 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in January 2011.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	593,225,000.00	31	176,134,052.83
2	587,016,197.11	32	167,837,588.32
3	581,873,180.47	33	159,905,099.51
4	575,035,268.76	34	152,320,208.69
5	566,499,256.38	35	145,067,302.19
6	556,275,107.26	36	138,131,747.83
7	544,386,531.29	37	131,499,184.39
8	530,871,854.82	38	131,499,184.39
9	515,854,054.18	39	129,737,904.38
10	499,409,312.32	40	124,306,241.11
11	481,847,041.75	41	119,110,587.99
12	463,264,158.78	42	114,140,405.62
13	445,376,141.46	43	109,385,634.08
14	428,156,818.11	44	104,836,670.92
15	411,581,008.37	45	100,484,350.04
16	395,624,485.53	46	96,319,921.64
17	380,263,940.22	47	92,335,033.08
18	365,474,161.55	48	88,521,710.59
19	351,232,675.19	49	84,872,341.88
20	337,518,133.55	50	81,379,659.55
21	324,316,123.78	51	78,036,725.21
22	311,482,630.89	52	74,836,914.38
23	288,648,771.79	53	71,773,902.14
24	267,525,209.50	54	68,841,649.32
25	248,023,552.17	55	66,034,389.46
26	229,968,871.20	56	63,346,609.48
27	213,314,990.12	57	60,773,058.72
28	203,382,811.68	58	58,308,722.25
29	193,888,266.72	59	55,948,798.17
30	184,811,623.30	60	53,688,625.69

Net WAC Schedule

[Subject to Change]

Period	Net WAC Rate % (1,2)	Effective Rate % (1,3)	Period	Net WAC Rate % (1,2)	Effective Rate % (1,3)
1	7.41	22.58	39	10.51	20.69
2	7.67	22.75	40	10.85	20.93
3	6.93	21.98	41	10.50	20.47
4	7.16	22.17	42	11.56	21.44
5	6.93	21.89	43	11.18	20.95
6	7.16	22.05	44	11.16	20.84
7	6.93	21.74	45	11.52	21.11
8	6.93	21.65	46	11.14	20.63
9	7.16	21.78	47	11.50	20.90
10	6.93	21.43	48	11.13	20.44
11	7.16	21.52	49	11.11	20.33
12	6.93	21.14	50	12.29	21.42
13	6.93	21.00	51	11.09	20.13
14	7.67	21.59	52	11.44	20.40
15	6.93	20.70	53	11.06	19.94
16	7.16	20.79	54	11.43	20.22
17	6.93	20.41	55	11.05	19.75
18	7.16	20.50	56	11.03	19.66
19	6.93	20.12	57	11.39	19.93
20	6.93	19.98	58	11.00	19.47
21	7.17	20.07	59	11.36	19.75
22	6.94	19.69	60	11.00	19.32
23	7.17	19.62	61	10.99	10.99
24	9.17	21.31	62	12.15	12.15
25	9.16	21.00	63	10.96	10.96
26	9.78	21.32	64	11.31	11.31
27	9.13	20.39	65	10.93	10.93
28	9.43	20.53	66	11.29	11.29
29	9.12	20.06	67	10.91	10.91
30	10.16	20.94	68	10.90	10.90
31	9.83	20.45	69	11.24	11.24
32	9.82	20.28	70	10.87	10.87
33	10.14	20.44	71	11.21	11.21
34	9.81	19.95	72	10.85	10.85
35	10.15	20.13	73	10.83	10.83
36	10.54	20.36	74	11.56	11.56
37	10.53	20.19	75	10.80	10.80
38	11.65	21.63

Notes:

(1) Assumes all index values remain constant at 20.00% and the optional termination is exercised. Assumes no losses are incorporated on the Mortgage Loans. Run at the Pricing Speed Assumption.

(2) The "Net WAC Rate" is a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period of the Certificates and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans.

(3) The effective available funds cap rate (the "Effective Rate") is the Net WAC Rate, plus any payments from the Yield Maintenance Agreement, divided by the aggregate certificate principal balance of the Class A and Class M Certificates multiplied by 360 divided by actual number of days.

Class A Sensitivity Analysis

To 10% Call

Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class A-1
Avg. Life (yrs)	13.35	1.59	1.21	1.00	0.86	0.76
Principal Window	1 - 244	1 - 34	1 - 25	1 - 21	1 - 17	1 - 15
Principal Window Months	244	34	25	21	17	15
Class A-2
Avg. Life (yrs)	24.80	6.24	4.20	3.00	2.09	1.79
Principal Window	244 - 346	34 - 152	25 - 102	21 - 75	17 - 36	15 - 29
Principal Window Months	103	119	78	55	20	15
Class A-3
Avg. Life (yrs)	28.83	12.66	8.49	6.24	4.45	2.49
Principal Window	346 - 346	152 - 152	102 - 102	75 - 75	36 - 58	29 - 32
Principal Window Months	1	1	1	1	23	4

Class M Sensitivity Analysis

To 10% Call

Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class M-1
Avg. Life (yrs)	26.76	8.41	5.65	4.66	4.82	3.50
Principal Window	278 - 346	50 - 152	38 - 102	45 - 75	56 - 58	32 - 46
Principal Window Months	69	103	65	31	3	15
Class M-2
Avg. Life (yrs)	26.76	8.41	5.65	4.53	4.44	3.83
Principal Window	278 - 346	50 - 152	38 - 102	42 - 75	49 - 58	46 - 46
Principal Window Months	69	103	65	34	10	1
Class M-3
Avg. Life (yrs)	26.76	8.41	5.65	4.46	4.14	3.77
Principal Window	278 - 346	50 - 152	37 - 102	41 - 75	45 - 58	43 - 46
Principal Window Months	69	103	66	35	14	4
Class M-4
Avg. Life (yrs)	26.76	8.41	5.64	4.42	4.00	3.57
Principal Window	278 - 346	50 - 152	37 - 102	40 - 75	43 - 58	41 - 46
Principal Window Months	69	103	66	36	16	6
Class M-5
Avg. Life (yrs)	26.76	8.41	5.64	4.40	3.90	3.42
Principal Window	278 - 346	50 - 152	37 - 102	39 - 75	42 - 58	39 - 46
Principal Window Months	69	103	66	37	17	8
Class M-6
Avg. Life (yrs)	26.76	8.41	5.64	4.38	3.83	3.31
Principal Window	278 - 346	50 - 152	37 - 102	39 - 75	40 - 58	37 - 46
Principal Window Months	69	103	66	37	19	10
Class M-7
Avg. Life (yrs)	26.76	8.41	5.64	4.35	3.77	3.24
Principal Window	278 - 346	50 - 152	37 - 102	38 - 75	39 - 58	36 - 46
Principal Window Months	69	103	66	38	20	11
Class M-8
Avg. Life (yrs)	26.76	8.41	5.64	4.35	3.73	3.17
Principal Window	278 - 346	50 - 152	37 - 102	38 - 75	39 - 58	35 - 46
Principal Window Months	69	103	66	38	20	12
Class M-9
Avg. Life (yrs)	26.76	8.41	5.64	4.33	3.68	3.13
Principal Window	278 - 346	50 - 152	37 - 102	37 - 75	38 - 58	34 - 46
Principal Window Months	69	103	66	39	21	13

Class A Sensitivity Analysis

To Maturity

Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class A-1
Avg. Life (yrs)	13.35	1.59	1.21	1.00	0.86	0.76
Principal Window	1 - 244	1 - 34	1 - 25	1 - 21	1 - 17	1 - 15
Principal Window Months	244	34	25	21	17	15
Class A-2
Avg. Life (yrs)	24.81	6.29	4.23	3.03	2.09	1.79
Principal Window	244 - 351	34 - 177	25 - 120	21 - 88	17 - 36	15 - 29
Principal Window Months	108	144	96	68	20	15
Class A-3
Avg. Life (yrs)	29.58	18.86	13.16	9.75	6.95	2.49
Principal Window	351 - 359	177 - 305	120 - 230	88 - 174	36 - 136	29 - 32
Principal Window Months	9	129	111	87	101	4

Class M Sensitivity Analysis

To Maturity

Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class M-1
Avg. Life (yrs)	26.87	9.26	6.28	5.13	5.57	5.48
Principal Window	278 - 358	50 - 272	38 - 195	45 - 146	56 - 113	32 - 110
Principal Window Months	81	223	158	102	58	79
Class M-2
Avg. Life (yrs)	26.87	9.23	6.26	4.98	4.79	4.66
Principal Window	278 - 358	50 - 263	38 - 187	42 - 139	49 - 108	48 - 86
Principal Window Months	81	214	150	98	60	39
Class M-3
Avg. Life (yrs)	26.87	9.20	6.23	4.89	4.47	4.07
Principal Window	278 - 357	50 - 252	37 - 177	41 - 131	45 - 102	43 - 81
Principal Window Months	80	203	141	91	58	39
Class M-4
Avg. Life (yrs)	26.87	9.17	6.20	4.83	4.32	3.82
Principal Window	278 - 357	50 - 242	37 - 169	40 - 125	43 - 97	41 - 77
Principal Window Months	80	193	133	86	55	37
Class M-5
Avg. Life (yrs)	26.87	9.13	6.16	4.78	4.20	3.66
Principal Window	278 - 356	50 - 233	37 - 162	39 - 120	42 - 93	39 - 74
Principal Window Months	79	184	126	82	52	36
Class M-6
Avg. Life (yrs)	26.86	9.07	6.12	4.73	4.10	3.53
Principal Window	278 - 355	50 - 222	37 - 153	39 - 113	40 - 88	37 - 70
Principal Window Months	78	173	117	75	49	34
Class M-7
Avg. Life (yrs)	26.85	8.98	6.05	4.65	4.00	3.42
Principal Window	278 - 354	50 - 210	37 - 144	38 - 106	39 - 82	36 - 65
Principal Window Months	77	161	108	69	44	30
Class M-8
Avg. Life (yrs)	26.84	8.84	5.95	4.57	3.90	3.31
Principal Window	278 - 353	50 - 194	37 - 132	38 - 97	39 - 75	35 - 60
Principal Window Months	76	145	96	60	37	26
Class M-9
Avg. Life (yrs)	26.81	8.64	5.81	4.45	3.77	3.20
Principal Window	278 - 351	50 - 177	37 - 119	37 - 88	38 - 68	34 - 54
Principal Window Months	74	128	83	52	31	21

Rating Agency Contacts
	name	phone extension
Moody's:	Arif Bekiroglu	(212) 553-7761
S&P:	Monica Perelmuter	(212) 438-6309

Free Writing Prospectus for

RAMP Series 2006-EFC1 Trust

(Filed pursuant to Rule 433; SEC File No. 333-125485)

GMAC RFC (Grpahic Omitted)

EQUIFIRST (Graphic Omitted)

Free Writing Prospectus

Part II of II

$593,225,000 (Approximate)

RAMP Series 2006-EFC1 Trust

Issuing Entity

EquiFirst Corporation

Originator

Residential Asset Mortgage Products, Inc.

Depositor

Residential Funding Corporation

Master Servicer and Sponsor

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006- EFC1

January 18, 2006

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:	Pricing Date:	On or about January 20, 2006
	Settlement Date:	On or about January 27, 2006
	First Payment Date:	February 27, 2006

Structure:	Fixed and ARMs:	$610,000,000 Senior / Subordinated structure
	Rating Agencies:	Moody's and S&P

Statement Regarding Assumptions as to Certificates, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT www.sec.gov. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The certificates may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such security or any similar security and RFSC's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuing entity for the applicable series and the availability of such security when, as and if issued by the issuing entity . You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that certificates may not be issued that have the characteristics described in these materials. RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

Aggregate Collateral Summary

Summary	Total	Minimum	Maximum
Aggregate Current Principal Balance	$620,791,363.90	$14,261.73	$756,000.00
Number of Mortgage Loans	4,017

Average Current Principal Balance	$154,541.04
Weighted Average Original Loan-to-Value	83.28%	19.00%	100.00%
Weighted Average Mortgage Rate	7.62%	5.40%	12.65%
Weighted Average Net Mortgage Rate	7.16%	4.98%	12.10%
Weighted Average Note Margin	5.10%	2.98%	9.08%
Weighted Average Maximum Mortgage Rate	13.49%	11.40%	17.65%
Weighted Average Minimum Mortgage Rate	7.49%	5.40%	11.65%
Weighted Average Term to Next Rate Adjustment Date (months)	24	16	59
Weighted Average Remaining Term to Stated Maturity (months)	357	118	360
Weighted Average Credit Score	628	506	802

Weighted Average reflected in Total
		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Hybrid ARM	82.00%
	Fixed	18.00%

Lien	First	96.04%
	Second	3.96%

Property Type	Single-family detached	85.51%
	Townhouse	2.36%
	Condo-Low-Rise(Less than 5 stories)	5.76%
	Planned Unit Developments (detached)	1.33%
	Planned Unit Developments (attached)	1.59%
	Two-to-four family units	3.44%

Occupancy Status	Primary Residence	96.53%
	Second/Vacation	0.74%
	Non Owner Occupied	2.73%

Documentation Type	Full Documentation	71.35%
	Reduced Documentation	28.65%

Loans with Prepayment penalties		71.13%

Interest Only Percentage		24.30%

Loans serviced by Homecomings		100.00%

Lien Position of the Aggregate Loans
Lien Position	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
First Lien	3,433	$ 596,231,221	96.04%	$ 173,676	628	82.63%
Second Lien	584	24,560,143	3.96	42,055	642	99.09
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Product Type of the Aggregate Loans
Product Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
2YR Hybrid	2,175	$ 354,987,127	57.18%	$ 163,212	620	83.35%
2YR Hybrid IO	585	135,915,474	21.89	232,334	652	83.06
3YR Hybrid	40	6,138,150	0.99	153,454	638	82.91
3YR Hybrid IO	21	4,684,320	0.75	223,063	673	82.59
5YR Hybrid	18	3,768,169	0.61	209,343	636	80.44
5YR Hybrid IO	15	3,542,300	0.57	236,153	667	84.07
FRM	1,131	105,039,893	16.92	92,873	621	83.66
FRM IO	32	6,715,931	1.08	209,873	658	80.51
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Score Distribution of the Aggregate Loans
Credit Score Range	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
500 - 519	1	$ 63,750	0.01%	$ 63,750	85.00%
520 - 539	103	15,488,874	2.50	150,377	79.14
540 - 559	220	35,564,743	5.73	161,658	78.71
560 - 579	299	48,817,509	7.86	163,269	79.63
580 - 599	640	85,875,847	13.83	134,181	82.05
600 - 619	645	90,225,158	14.53	139,884	83.85
620 - 639	720	112,478,834	18.12	156,221	83.78
640 - 659	526	85,357,193	13.75	162,276	85.15
660 - 679	329	52,943,322	8.53	160,922	84.12
680 - 699	225	38,890,840	6.26	172,848	84.65
700 - 719	116	19,940,796	3.21	171,903	85.18
720 - 739	83	13,900,484	2.24	167,476	87.98
740 - 759	54	10,167,772	1.64	188,292	85.17
760 or Greater	56	11,076,241	1.78	197,790	85.61
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	83.28%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 628.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Mortgage Loan Principal Balances of the Aggregate Loans
Original Mortgage Loan Balance ($)	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	1,341	$ 82,384,188	13.27%	$ 61,435	621	87.58%
100,001 to 200,000	1,639	240,100,209	38.68	146,492	624	82.66
200,001 to 300,000	710	173,019,082	27.87	243,689	631	82.48
300,001 to 400,000	226	77,794,527	12.53	344,224	637	82.89
400,001 to 500,000	82	36,773,494	5.92	448,457	640	81.85
500,001 to 600,000	16	8,687,865	1.40	542,992	646	85.08
600,001 to 700,000	2	1,276,000	0.21	638,000	721	82.38
700,001 to 800,000	1	756,000	0.12	756,000	641	90.00
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $154,541.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Net Mortgage Rates of the Aggregate Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
4.500 - 4.999	1	$ 197,000	0.03%	$ 197,000	759	85.00%
5.000 - 5.499	13	2,884,307	0.46	221,870	728	78.51
5.500 - 5.999	88	17,618,312	2.84	200,208	690	79.84
6.000 - 6.499	693	143,523,415	23.12	207,104	641	79.36
6.500 - 6.999	840	159,599,255	25.71	189,999	632	81.46
7.000 - 7.499	725	124,607,590	20.07	171,873	622	82.61
7.500 - 7.999	476	70,613,017	11.37	148,347	620	85.25
8.000 - 8.499	338	46,585,667	7.50	137,827	601	88.86
8.500 - 8.999	174	16,727,415	2.69	96,135	608	92.04
9.000 - 9.499	231	18,206,420	2.93	78,816	611	94.12
9.500 - 9.999	113	7,236,018	1.17	64,036	609	95.04
10.000 - 10.499	158	6,763,649	1.09	42,808	614	96.62
10.500 - 10.999	64	2,612,799	0.42	40,825	613	98.61
11.000 - 11.499	96	3,379,886	0.54	35,207	594	98.34
11.500 - 11.999	6	195,823	0.03	32,637	594	99.39
12.000 - 12.499	1	40,790	0.01	40,790	585	100.00
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.1595% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Rates of the Loans of the Aggregate Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.000 - 5.499	1	$ 197,000	0.03%	$ 197,000	759	85.00%
5.500 - 5.999	18	4,361,168	0.70	242,287	720	80.08
6.000 - 6.499	88	18,272,839	2.94	207,646	701	80.35
6.500 - 6.999	839	173,295,354	27.92	206,550	640	79.68
7.000 - 7.499	734	133,630,881	21.53	182,058	630	81.43
7.500 - 7.999	775	132,083,559	21.28	170,430	622	82.72
8.000 - 8.499	391	57,807,027	9.31	147,844	616	85.40
8.500 - 8.999	328	46,431,783	7.48	141,560	601	89.25
9.000 - 9.499	167	16,018,200	2.58	95,917	604	91.83
9.500 - 9.999	210	16,576,845	2.67	78,937	608	94.03
10.000 - 10.499	129	8,091,652	1.30	62,726	613	95.64
10.500 - 10.999	161	7,520,218	1.21	46,709	612	96.60
11.000 - 11.499	67	2,691,715	0.43	40,175	615	98.50
11.500 - 11.999	101	3,558,128	0.57	35,229	594	98.41
12.000 - 12.499	6	168,216	0.03	28,036	593	99.29
12.500 - 12.999	2	86,778	0.01	43,389	587	100.00
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 7.6221% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Loan-to-Value of the Aggregate Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	42	$ 5,796,584	0.93%	$ 138,014	608
50.01 - 55.00	26	4,275,895	0.69	164,458	582
55.01 - 60.00	46	7,474,544	1.20	162,490	581
60.01 - 65.00	61	10,127,326	1.63	166,022	595
65.01 - 70.00	133	23,966,977	3.86	180,203	597
70.01 - 75.00	154	29,461,466	4.75	191,308	611
75.01 - 80.00	1,562	269,650,176	43.44	172,631	637
80.01 - 85.00	368	66,189,533	10.66	179,863	616
85.01 - 90.00	515	94,985,634	15.30	184,438	619
90.01 - 95.00	271	43,062,276	6.94	158,901	632
95.01 - 100.00	839	65,800,953	10.60	78,428	653
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 83.28%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Geographical Distributions of Mortgaged Properties of the Aggregate Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	82	$ 9,435,122	1.52%	$ 115,062	626	86.34%
Arkansas	20	2,524,620	0.41	126,231	640	95.38
Arizona	207	36,317,077	5.85	175,445	631	81.12
California	340	85,946,365	13.84	252,783	639	80.60
Colorado	89	13,746,561	2.21	154,456	627	83.80
Connecticut	38	6,435,788	1.04	169,363	620	85.25
Delaware	32	5,109,160	0.82	159,661	630	84.11
Florida	256	40,907,346	6.59	159,794	625	82.03
Georgia	123	14,013,838	2.26	113,934	626	84.32
Iowa	31	2,522,401	0.41	81,368	615	85.00
Idaho	24	3,392,982	0.55	141,374	627	85.24
Illinois	301	47,428,209	7.64	157,569	630	84.40
Indiana	101	9,368,468	1.51	92,757	626	87.26
Kansas	23	2,348,921	0.38	102,127	627	83.62
Kentucky	42	3,574,544	0.58	85,108	610	85.83
Louisiana	98	9,902,769	1.60	101,049	622	87.53
Massachusetts	76	15,990,323	2.58	210,399	637	81.64
Maryland	238	49,942,497	8.04	209,842	633	81.63
Maine	43	6,291,246	1.01	146,308	625	82.00
Michigan	139	16,091,067	2.59	115,763	621	84.21
Minnesota	42	5,805,476	0.94	138,226	631	86.75
Missouri	62	6,152,711	0.99	99,237	610	84.92
Mississippi	36	3,291,677	0.53	91,435	612	86.87
Montana	1	135,500	0.02	135,500	646	84.00
North Carolina	99	11,118,961	1.79	112,313	622	86.93
Nebraska	10	841,046	0.14	84,105	656	95.37
New Hampshire	16	2,692,545	0.43	168,284	615	82.70
New Jersey	120	24,596,506	3.96	204,971	618	82.11
New Mexico	38	4,199,050	0.68	110,501	625	85.33
Nevada	63	12,970,644	2.09	205,883	627	84.13
New York	71	9,167,254	1.48	129,116	631	82.40
Ohio	100	11,202,608	1.80	112,026	631	85.35
Oklahoma	52	4,406,728	0.71	84,745	618	85.44
Oregon	42	8,108,014	1.31	193,048	631	84.86
Pennsylvania	162	20,329,794	3.27	125,493	626	86.02
Rhode Island	24	4,764,184	0.77	198,508	632	79.72
South Carolina	55	5,562,351	0.90	101,134	616	87.39
South Dakota	5	600,168	0.10	120,034	621	89.31
Tennessee	141	14,959,533	2.41	106,096	624	84.31
Texas	105	11,089,562	1.79	105,615	622	82.67
Utah	33	6,277,218	1.01	190,219	642	84.48
Virginia	221	38,216,262	6.16	172,924	624	83.47
Vermont	5	643,555	0.10	128,711	595	83.75
Washington	111	19,069,823	3.07	171,800	630	82.19
Wisconsin	96	12,765,714	2.06	132,976	624	85.29
Wyoming	4	535,175	0.09	133,794	631	81.53
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Loan Purpose of the Aggregate Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	1,912	$ 260,347,007	41.94%	$ 136,165	643	85.13%
Rate/Term Refinance	110	17,382,967	2.80	158,027	618	82.83
Equity Refinance	1,995	343,061,390	55.26	171,961	618	81.91
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Loan Documentation Types of the Aggregate Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	2,962	$ 442,934,233	71.35%	$ 149,539	619	83.85%
Reduced Documentation	1,055	177,857,130	28.65	168,585	651	81.86
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Occupancy Type of the Aggregate Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	3,877	$ 599,267,415	96.53%	$ 154,570	627	83.30%
Second/Vacation	24	4,582,049	0.74	190,919	656	85.33
Non-Owner Occupied	116	16,941,900	2.73	146,051	658	82.20
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgaged Property Types of the Aggregate Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	3,469	$ 530,854,201	85.51%	$ 153,028	627	83.26%
Townhouse	95	14,665,730	2.36	154,376	632	84.51
Condo-Low-Rise(Less than 5 stories)	246	35,740,203	5.76	145,285	645	83.28
Planned Unit Developments (detached)	42	8,264,845	1.33	196,782	606	82.32
Planned Unit Developments (attached)	55	9,883,981	1.59	179,709	645	86.48
Two-to-four family units	110	21,382,403	3.44	194,385	637	81.99
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Grades of the Aggregate Loans
Aggregate Credit Grade	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	2,772	$ 437,946,730	70.55%	$ 157,989	649	84.45%
AX	108	15,749,761	2.54	145,831	623	81.36
AM	584	78,170,614	12.59	133,854	590	82.40
B	278	44,280,489	7.13	159,282	566	79.77
C	159	26,834,219	4.32	168,769	552	77.39
CM	116	17,809,550	2.87	153,531	553	77.70
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Prepayment Penalty Terms of the Aggregate Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	1,195	$ 179,225,186	28.87%	$ 149,979	629	83.26%
12 Month	177	32,190,430	5.19	181,867	637	83.43
24 Month	2,012	328,066,114	52.85	163,055	628	83.79
36 Month	627	80,120,611	12.91	127,784	626	81.11
Other	6	1,189,023	0.19	198,170	633	89.59
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
"Other" means not None, 12 months, 24 months, 36 months, and not more than 36 months.

Interest Only Terms of the Aggregate Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	3,364	$ 469,933,338	75.70%	$ 139,695	620	83.39%
60 Month	653	150,858,025	24.30	231,023	653	82.96
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Note Margins of the Aggregate Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	1,163	$ 111,755,824	18.00%	$ 96,093	623	83.47%
2.500 - 2.999	1	179,120	0.03	179,120	719	80.00
3.000 - 3.499	8	2,122,450	0.34	265,306	744	80.56
3.500 - 3.999	59	12,869,915	2.07	218,134	705	80.67
4.000 - 4.499	546	116,147,161	18.71	212,724	643	79.95
4.500 - 4.999	702	133,316,957	21.48	189,910	636	81.75
5.000 - 5.499	613	107,774,006	17.36	175,814	626	83.15
5.500 - 5.999	420	68,645,088	11.06	163,441	617	85.53
6.000 - 6.499	249	36,650,694	5.90	147,192	602	89.70
6.500 - 6.999	124	16,266,172	2.62	131,179	596	90.46
7.000 - 7.499	80	10,085,340	1.62	126,067	571	91.93
7.500 - 7.999	38	3,673,271	0.59	96,665	570	90.80
8.000 - 8.499	10	878,962	0.14	87,896	562	89.46
8.500 - 8.999	3	335,405	0.05	111,802	577	78.68
9.000 - 9.499	1	91,000	0.01	91,000	542	70.00
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.1028% per annum.

Maximum Mortgage Rates of the Aggregate Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	1,163	$ 111,755,824	18.00%	$ 96,093	623	83.47%
11.000 - 11.999	19	4,558,168	0.73	239,904	722	80.29
12.000 - 12.999	803	167,235,918	26.94	208,264	646	80.33
13.000 - 13.999	1,248	225,333,757	36.30	180,556	628	82.85
14.000 - 14.999	575	87,555,524	14.10	152,270	611	87.77
15.000 - 15.999	167	19,974,055	3.22	119,605	582	91.49
16.000 - 16.999	39	4,144,808	0.67	106,277	570	89.76
17.000 - 17.999	3	233,310	0.04	77,770	557	85.25
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 13.4854% per annum.

Minimum Mortgage Rates of the Aggregate Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	1,163	$ 111,755,824	18.00%	$ 96,093	623	83.47%
5.000 - 5.999	19	4,558,168	0.73	239,904	722	80.29
6.000 - 6.999	803	167,235,918	26.94	208,264	646	80.33
7.000 - 7.999	1,248	225,333,757	36.30	180,556	628	82.85
8.000 - 8.999	575	87,555,524	14.10	152,270	611	87.77
9.000 - 9.999	167	19,974,055	3.22	119,605	582	91.49
10.000 - 10.999	39	4,144,808	0.67	106,277	570	89.76
11.000 - 11.999	3	233,310	0.04	77,770	557	85.25
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.4854% per annum.

Next Interest Rate Adjustment Date of the Aggregate Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	1,163	$ 111,755,824	18.00%	$ 96,093	623	83.47%
May 2007	5	349,245	0.06	69,849	609	91.19
June 2007	5	751,217	0.12	150,243	683	80.48
July 2007	8	883,536	0.14	110,442	609	85.75
August 2007	24	3,136,604	0.51	130,692	616	83.38
September 2007	10	1,379,601	0.22	137,960	597	82.05
October 2007	30	5,352,751	0.86	178,425	640	85.13
November 2007	105	21,052,098	3.39	200,496	634	81.68
December 2007	2,419	432,054,423	69.60	178,609	629	83.30
January 2008	154	25,943,125	4.18	168,462	622	83.55
August 2008	6	704,566	0.11	117,428	626	84.22
September 2008	5	564,305	0.09	112,861	656	83.60
October 2008	2	131,799	0.02	65,899	583	58.56
November 2008	2	400,000	0.06	200,000	685	80.00
December 2008	43	8,405,480	1.35	195,476	655	83.31
January 2009	3	616,320	0.10	205,440	654	80.00
September 2010	3	699,951	0.11	233,317	627	78.12
November 2010	1	240,209	0.04	240,209	637	85.00
December 2010	29	6,370,309	1.03	219,666	655	82.54
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24.

Back End Debt to Income Ratio
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or Less	93	$ 12,244,679	1.97%	$ 131,663	617	82.71%
20.01 - 25.00	140	17,661,733	2.85	126,155	619	80.13
25.01 - 30.00	242	30,279,778	4.88	125,123	622	81.92
30.01 - 35.00	425	58,912,260	9.49	138,617	627	83.32
35.01 - 40.00	590	88,747,994	14.30	150,420	632	82.80
40.01 - 45.00	966	150,967,883	24.32	156,281	630	83.34
45.01 - 50.00	1,408	232,635,464	37.47	165,224	631	83.98
50.01 - 55.00	153	29,341,573	4.73	191,775	608	82.41
Total:	4,017	$ 620,791,364	100.00%	$ 154,541	628	83.28%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 42.02%.